UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2012

AVAYA INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15951	22-3713430
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

211 Mount Airy Road Basking Ridge, New Jersey		07920
(Address of Principal Executive Office)		(Zip Code)

Registrant’s telephone number, including area code: (908) 953-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2012, Kevin Rollins, a Senior Advisor at TPG Capital, resigned as a Director of Avaya Inc. (the “Company”), effective as of that date. Mr. Rollins’ resignation was not due to any disagreement with the Company.

The Company is a wholly owned subsidiary of Avaya Holdings Corp., a Delaware corporation (“Parent”). Parent was formed by affiliates of two private equity firms, Silver Lake Partners and TPG Capital (the “Sponsors”). A stockholders’ agreement between Parent and certain of its shareholders, including funds affiliated with the Sponsors (the “Stockholders Agreement”), contains agreements among the parties with respect to the election of Directors of Parent and the Company. While the Stockholders Agreement provides affiliates of TPG Capital with the right to appoint a replacement director for Mr. Rollins, they have not elected to do so at this time.

Pursuant to the Stockholders Agreement, all of the Directors of Parent also serve as Directors of the Company. Therefore, Mr. Rollins has also resigned from Parent’s Board of Directors and a replacement has not yet been named.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.

Date: October 30, 2012	By:	/s/ Pamela F. Craven
		Name:	Pamela F. Craven
		Title:	Chief Administrative Officer